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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF COOLEY GODWARD LLP APPEARS HERE]

October 27, 1999

ConnectInc.com, Co.
515 Ellis Street
Mountain View, CA 94043-2242

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by ConnectInc.com, Co. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 550,000 shares of the Company's Common Stock, $.001 par value (the "Shares"), pursuant to its 1999 Stock Option Plan for Non-Employee Directors' and Advisors (the "Plan") or pursuant to a certain stock option (the "Option") granted outside of the Plan.

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, together with the Second Amended and Restated Certificate of Incorporation and the By-laws of the Company, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan (or as applicable, the Option), the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

/s/ Timothy J. Moore

Timothy J. Moore